SYS Technologies Acquires Assets Of Xsilogy, Inc. Thursday, December 16, 2004

--Expands Markets Outside of the DOD--

--Offers Intellectual Property and Systems Capabilities to Existing Customers--

SAN DIEGO, CA, December 16, 2004 - SYS Technologies, Inc. ("SYS") (OTCBB: SYYS), a provider of engineering, management and information technology consulting services and solutions, today announced that it has acquired the assets of Xsilogy, Inc. ("Xsilogy"), a provider of wireless sensor network technologies and applications. Xsilogy, a privately held, San Diego-based company, develops and markets low-cost wireless sensor modules, infrastructure products and software for creating, deploying and managing large machine-to-machine ("M2M") networks in industrial applications. Xsilogy's customers and partners include Ashland, Motorola and Royal Dutch/Shell among others. Terms of the acquisition were not disclosed.

Cliff Cooke, Chief Executive Officer of SYS said, "The acquisition of Xsilogy's wireless sensor technology is an important part of our growth strategy, representing our first expansion into the products-oriented business and to customers outside of the Department of Defense (DoD). Xsilogy provides us with the ability to expand our markets to the industrial arenas where the company has a proven domain expertise, while offering existing customers, such as the US Military, Homeland Security and state and local governments, these new capabilities. Our goal is to integrate products and services so that we can provide complete systems solutions to the unique problems within these markets."

"The combination of this technology together with our expertise in systems design and integration positions SYS for the next great wave of the digital era where virtually all high-value capital intensive assets and electronic devices will become networked and accessible via Internet-based communications, referred to as smart devices," said Cliff Cooke, CEO of SYS. "Applications include remote asset location and tracking; diagnostics and predictive maintenance; and control and automation all of which are focused on asset optimization and management for a broad set of markets including industrial, transportation and government customers," added Mr. Cooke.

SYS will create a new division, Xsilogy Sensor Networking to be lead by Rick Kriss, Xsilogy Founder and CEO, that will focus on this asset optimization and management market. Harbor Research, an independent market research firm, estimates that asset optimization savings potential is in excess of $30 billion per year. Xsilogy's wireless monitoring systems empower customers to continuously watch over any critical process at anytime from anywhere, delivering real time graphs, trends, alarms, and analysis to customers. Xsilogy networks also enable industrial users to gain real time access to remote sensor points, re deploy labor, streamline logistics, and avoid costly process upset conditions.

Mr. Cooke continued, "The acquisition of Xsilogy completes Phase I of our five-year corporate growth plan. Our goals were to profitably grow the business, both organically and through acquisitions, build-up our infrastructure in terms of people and processes, add product based technologies to our service capabilities, and target compatible technology business markets outside of the DoD."

"We have accomplished a five-fold increase in revenues over the last five years and have significantly enhanced our infrastructure for business management, corporate oversight, business development, and engineering process enhancement. While most of the growth to date has been organic, our successful acquisition and integration of Polexis has also enhanced our growth. Our focus now is to continue our growth in the military marketplace while expanding into industrial and homeland security markets," concluded Mr. Cooke.

About SYS Technologies, Inc.

SYS Technologies, Inc. has provided engineering, technical, financial and management services to commercial and U.S. government customers since 1966. It currently has several multiple-year management and engineering service contracts with the U.S. Navy and General Services Administration. The Company is publicly traded (OTCBB: SYYS). SYS Technologies is headquartered in San Diego at 5050 Murphy Canyon Road, San Diego, California 92123 and has offices in Oxnard, California and Arlington and Chesapeake, Virginia. For additional information, visit the SYS Technologies web site at www.systechnologies.com.

About Xsilogy, Inc.

Established in 1999, Xsilogy Inc. is a leading provider of wireless multi-service/protocol routers and application development frameworks. Xsilogy Inc. designs, manufactures, markets, and manages real-time wireless networks that provide Internet-based remote monitoring of sensor data from a wide range of commercial and industrial applications. Additional information on Xsilogy, and its global network of wireless Internet products and integration services, can be found on the Xsilogy website, please visit: www.xsilogy.com.

Notice Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public market and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company including risks that are disclosed in the Company's Securities and Exchange Commission filings.